Exhibit (a)(16)

MORGAN STANLEY EUROPEAN EQUITY FUND INC.

ARTICLES SUPPLEMENTARY

MORGAN STANLEY EUROPEAN EQUITY FUND INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly convened and held on August 7, 2019, adopted resolutions which:

(a)       authorized the elimination of one class of common stock, par value $0.01 per share (“Common Stock”), of the Corporation designated as Class B shares of Common Stock (the “Liquidated Class”), which class does not have any shares outstanding; and

(b)       authorized the reduction to zero of the number of shares of Common Stock classified as shares of the Liquidated Class.

THIRD: The reduction to zero of the number of shares of the Liquidated Class results in the decrease in the aggregate number of shares of Common Stock which the Corporation has authority to issue from four billion five hundred million (4,500,000,000) shares of Common Stock to four billion (4,000,000,000) shares of Common Stock.

FOURTH: As of immediately before the decrease in the number of authorized shares of the Liquidated Class and the aggregate number of authorized shares of stock of all classes of the Corporation, as set forth above, the total number of shares of stock of all classes that the Corporation had authority to issue was four billion five hundred million (4,500,000,000) shares of Common Stock, having an aggregate par value of forty-five million dollars ($45,000,000) and designated and classified in the following classes:

NAME OF CLASS †	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Class A	500,000,000 shares
Class B	500,000,000 shares
Class C	500,000,000 shares
Class I	1,000,000,000 shares
Class L	500,000,000 shares
Class T	500,000,000 shares
Class IS	500,000,000 shares
Class IR	500,000,000 shares
Total	4,500,000,000 shares

†	The par value of all shares of common stock and classes that the Corporation has authority to issue is $0.01 per share.

FIFTH: After giving effect to the decrease in the number of authorized shares of stock of the Liquidated Class and the aggregate number of authorized shares of stock of all classes of the Corporation, as set forth above, the total number of shares of stock of all classes that the Corporation has authority to issue is four billion (4,000,000,000) shares of Common Stock, having an aggregate par value of forty million dollars ($40,000,000) and designated and classified in the following classes:

NAME OF CLASS †	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED

Class A	500,000,000 shares
Class C	500,000,000 shares
Class I	1,000,000,000 shares
Class L	500,000,000 shares
Class T	500,000,000 shares
Class IS	500,000,000 shares
Class IR	500,000,000 shares
Total	4,000,000,000 shares

†	The par value of all shares of common stock and classes that the Corporation has authority to issue is $0.01 per share.

SIXTH: The number of shares of stock of the Liquidated Class, and the aggregate number of shares of stock of all classes that the Corporation has authority to issue, have been decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 13th day of August, 2019.

MORGAN STANLEY EUROPEAN EQUITY FUND INC.
By:	/s/ John H. Gernon
John H. Gernon
President

ATTEST:
/s/ Mary E. Mullin
Mary E. Mullin
Secretary

THE UNDERSIGNED, President of MORGAN STANLEY EUROPEAN EQUITY FUND INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ John H. Gernon
John H. Gernon
President
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